CarParts.com Reports Record First Quarter 2022 Results

 Record Quarterly Sales of $166.1 million, up 15%

9th Consecutive Quarter of Year over Year Sales Growth

Record Adjusted EBITDA of $9.4 million

TORRANCE, Calif. – May 3rd, 2022 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the first quarter ended April 2, 2022.

First Quarter 2022 Summary vs. Year-Ago Quarter

●	Net sales increased 15% year over year to $166.1 million and increased 80% on a two-year stack.
●	Gross profit increased 24% to $61.2 million, with gross margin increasing 280 basis points to 36.8%.
●	Net income was $2.1 million or $0.04 per diluted share, compared to net loss of ($2.7) million or ($0.06) per diluted share.
●	Adjusted EBITDA increased to $9.4 million vs. $3.6 million.
●	Grew inventory to record $157.9 million.

Management Commentary

“Our company is on solid ground both operationally and financially” said David Meniane, CEO of CarParts.com. “Once again, we achieved a record-breaking sales quarter as well as a record-breaking Adjusted EBITDA quarter.”

“When I look at the business going forward, there are 4 areas of focus for us to continue to strive for perfection: outstanding customer service, operational excellence, financial discipline, and innovation. Combining these focus areas with disciplined profitable growth, will be our core strategy going forward.”

First Quarter 2022 Financial Results

Net sales in the first quarter of 2022 were $166.1 million compared to $144.8 million in the year-ago quarter. The increase was primarily driven by continued strong demand and the expanded capacity from our Grand Prairie distribution center.

Gross profit in the first quarter increased 24% to $61.2 million compared to $49.2 million in the first quarter last year, with gross margin increasing 280 basis points to 36.8%.

Total operating expenses in the first quarter were $58.8 million compared to $51.7 million in the first quarter last year due to an increase in sales and investments in the business.

Net income in the first quarter was $2.1 million compared to a net loss of ($2.7) million in the first quarter last year.

Adjusted EBITDA in the first quarter increased to $9.4 million compared to $3.6 million in the year-ago quarter.

On April 2, 2022, the Company had a cash balance of $25.0 million, $5.0 million of revolver debt and no outstanding trade letters of credit (“LCs”), compared to no revolver debt, no outstanding trade LCs and a $18.1 million cash balance at prior fiscal year-end January 1, 2022. The revolver debt was primarily used to increase our inventory position in support of our Grand Prairie, Texas distribution center expansion and the upcoming second quarter opening of our new Jacksonville, Florida distribution center.

Conference Call

CarParts.com CEO David Meniane and CFO Ryan Lockwood will host a conference call today via an audio webcast on the Company’s website per the link below, followed by a question and answer period.

Date: Tuesday, May 3, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company’s website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 1791764. A telephone replay will also be available on the same day through May 10, 2022 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 1791764.

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at a budget-friendly price.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income (loss) before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net income (loss) is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 2, 2022	April 3, 2021
Net sales	$166.05	$144.80
Gross profit	$61.16	$49.17
	36.8%	34.0%
Operating expense	$58.77	$51.67
	35.4%	35.7%
Net income (loss)	$2.10	$(2.72)
	1.3%	(1.9)%
Adjusted EBITDA	$9.42	$3.56
	5.7%	2.5%

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 2, 2022	April 3, 2021
Net income (loss)	$2,103	$(2,722)
Depreciation & amortization	2,957	2,379
Amortization of intangible assets	28	28
Interest expense, net	291	249
Taxes	52	55
EBITDA	$5,431	$(11)
Stock compensation expense	$3,992	$3,573
Adjusted EBITDA	$9,423	$3,562

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 2,	April 3,
	2022	2021
Net sales	$166,053	$144,802
Cost of sales (1)	104,891	95,628
Gross profit	61,162	49,174
Operating expense	58,771	51,672
Income (loss) from operations	2,391	(2,498)
Other income (expense):
Other, net	56	81
Interest expense	(292)	(250)
Total other expense, net	(236)	(169)
Income (loss) before income taxes	2,155	(2,667)
Income tax provision	52	55
Net income (loss)	2,103	(2,722)
Other comprehensive gain (loss):
Foreign currency translation adjustments	20	14
Unrealized (loss) gain on deferred compensation trust assets	(34)	35
Total other comprehensive (loss) gain	(14)	49
Comprehensive income (loss)	$2,089	$(2,673)
Net income (loss) per share:
Basic net income (loss) per share	$0.04	$(0.06)
Diluted net income (loss) per share	$0.04	$(0.06)
Weighted-average common shares outstanding:
Shares used in computation of basic net income (loss) per share	53,251	48,760
Shares used in computation of diluted net income (loss) per share	57,172	48,760

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	April 2,	January 1,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$25,035	$18,144
Accounts receivable, net	6,461	5,015
Inventory, net	157,937	138,851
Other current assets	7,585	6,592
Total current assets	197,018	168,602
Property and equipment, net	22,587	20,736
Right-of-use - assets - operating leases, net	27,428	28,680
Right-of-use - assets - finance leases, net	17,424	15,130
Other non-current assets	2,626	2,188
Total assets	$267,083	$235,336
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$80,486	$67,372
Accrued expenses	22,521	17,517
Revolving loan payable	5,000	—
Customer deposits	404	826
Right-of-use - obligation - operating, current	4,323	4,201
Right-of-use - obligation - finance, current	3,671	2,953
Other current liabilities	4,211	3,925
Total current liabilities	120,616	96,794
Right-of-use - obligation - operating, non-current	25,116	26,367
Right-of-use - obligation - finance, non-current	14,512	12,868
Other non-current liabilities	3,624	3,739
Total liabilities	163,868	139,768
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 54,070 and 52,960 shares issued and outstanding as of April 2, 2022 and January 1, 2022 (of which 2,565 are treasury stock)	57	56
Treasury stock	(7,625)	(7,625)
Additional paid-in capital	288,220	282,663
Accumulated other comprehensive gain	260	274
Accumulated deficit	(177,697)	(179,800)
Total stockholders’ equity	103,215	95,568
Total liabilities and stockholders' equity	$267,083	$235,336

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 2,	April 3,
	2022	2021
Operating activities
Net income (loss)	$2,103	$(2,722)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	2,957	2,379
Amortization of intangible assets	28	28
Share-based compensation expense	3,992	3,573
Stock awards issued for non-employee director service	6	6
Stock awards related to officers and directors stock purchase plan from payroll deferral	23	—
Amortization of deferred financing costs	4	5
Changes in operating assets and liabilities:
Accounts receivable	(1,445)	(3,417)
Inventory	(19,087)	(8,627)
Other current assets	(998)	(1,903)
Other non-current assets	(503)	554
Accounts payable and accrued expenses	18,296	21,265
Other current liabilities	(136)	2,364
Right-of-use obligation - operating leases - current	125	(72)
Right-of-use obligation - operating leases - long-term	(1)	(44)
Other non-current liabilities	(98)	(338)
Net cash provided by operating activities	5,266	13,051
Investing activities
Additions to property and equipment	(3,760)	(2,630)
Net cash used in investing activities	(3,760)	(2,630)
Financing activities
Borrowings from revolving loan payable	5,032	69
Payments made on revolving loan payable	(32)	(69)
Payments on finance leases	(844)	(476)
Net proceeds from issuance of common stock for ESPP	431	—
Statutory tax withholding payment for share-based compensation	—	(3)
Proceeds from exercise of stock options	792	163
Net cash provided by (used in) financing activities	5,379	(316)
Effect of exchange rate changes on cash	6	(11)
Net change in cash and cash equivalents	6,891	10,094
Cash and cash equivalents, beginning of period	18,144	35,802
Cash and cash equivalents, end of period	$25,035	$45,896
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$17
Right-of-use finance asset acquired	$3,206	$1,936
Accrued asset purchases	$1,560	$1,877
Share-based compensation expense capitalized in property and equipment	$314	$507
Stock issued for services	$81	$—
Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes	$15	$(135)
Cash paid during the period for interest	$306	$287